Exhibit 10.31

Domtar Corporation

1998 Replacement Long-Term

Incentive Compensation Plan for

Former Employees of Weyerhaeuser Company

Table of Contents

ARTICLE I. GENERAL		1
1.1	NAME OF PLAN	1
1.2	PURPOSES	1
1.3	LIMITATION ON ELIGIBILITY AND GRANTS	1
1.4	EFFECTIVE DATE	1
1.5	NUMBER OF SHARES.	1
	1.5.1 Authorized Number of Shares	1
	1.5.2 No Reuse of Shares	1
	1.5.3 Adjustment of Shares	2
1.6	ADMINISTRATION	2
	1.6.1 Administration and Interpretation by the Committee	2
	1.6.2 Delegation	3
	1.6.3 Jurisdictions Outside the United States	3

ARTICLE II. DEFINITIONS		3

ARTICLE III. STOCK OPTIONS; STOCK APPRECIATION RIGHTS		7
3.1	TYPES OF STOCK OPTIONS	7
	3.1.1 Types of Options	7
	3.1.2 Stock Appreciation Rights	7
	3.1.3 Exercise/Sell Election	8
	3.1.4 Exercise/Hold Election	8
3.2	OPTION PRICE	8
3.3	VESTING; EXERCISE UPON TERMINATION OF EMPLOYMENT	8
	3.3.1 Initial Vesting Period	8
	3.3.2 Term of Options and Stock Appreciation Rights	9
	3.3.3 Exercise by Personal Representative	9
	3.3.4 Post-Termination Exercises	9
3.4	PAYMENT FOR SHARES	11
	3.4.1 Form of Payment	11

ARTICLE IV. STOCK AWARDS		11
4.1	COMMITTEE AUTHORITY	11
4.2	ISSUANCE OF SHARES	11
4.3	WAIVER OF RESTRICTIONS	11

ARTICLE V. PERFORMANCE SHARE AWARDS		12
5.1	PERFORMANCE SHARE AWARDS AUTHORITY	12
5.2	PAYOUT UPON TERMINATION	12

ARTICLE VI. GENERAL		12
6.1	AMENDMENT AND TERMINATION OF PLAN	12

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6.2	CONTINUED EMPLOYMENT; RIGHTS IN OPTIONS AND AWARDS	13
6.3	OTHER COMPENSATION PLANS	13
6.4	CERTIFICATES FOR SHARES; REGISTRATION	13
6.5	NO RIGHTS AS SHAREHOLDER	13
6.6	NO ASSIGNMENT OR TRANSFER OF INTERESTS	13
6.7	COMPLIANCE WITH LAWS AND REGULATIONS	13
6.8	WITHHOLDING OF TAXES	14
6.9	NO TRUST OR FUND	14
6.10	GOVERNING LAW	14
6.11	SEVERABILITY	14

ARTICLE VII. CHANGE IN CONTROL		14
7.1	TREATMENT OF OUTSTANDING AWARDS	14
7.2	TERMINATION, AMENDMENT, AND MODIFICATION OF CHANGE-IN-CONTROL PROVISIONS	15
7.3	POOLING OF INTERESTS ACCOUNTING	15

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Domtar Corporation

1998 Replacement Long-Term Incentive Compensation Plan

for Former Employees of Weyerhaeuser Company

ARTICLE I. GENERAL

1.1 NAME OF PLAN. The name of the plan set forth herein is the “Domtar Corporation 1998 Replacement Long-Term Incentive Compensation Plan for Former Employees of Weyerhaeuser Company,” herein called the “Plan.”

1.2 PURPOSES. The purposes of the Plan are to enhance the long-term profitability and shareholder value of Domtar Corporation (the “Company”) by offering stock-based incentives to those employees of the Company and Subsidiaries who are key to the growth and success of the Company, to attract and retain executives with experience and ability on a basis competitive with industry practices, and to motivate executives to focus on strategies that will increase stock price over time through the surrender of awards granted under the Amended and Restated Weyerhaeuser Company 1998 Long-Term Incentive Compensation Plan (the “Prior Plan”) in exchange for awards granted under this Plan in accordance with the Transaction Agreement (as hereinafter defined).

1.3 LIMITATION ON ELIGIBILITY AND GRANTS. An Award may be granted under this Plan only to an employee or officer of the Company who held a Prior Plan Award who has elected to surrender all of his or her Weyerhaeuser Equity Awards in exchange for an Award granted by the Company under the Plan. The Committee shall have the authority to grant only Substituted Spinco Options, Substituted Spinco RSUs and Substituted Spinco SARs under the Plan having the terms and provisions set forth in the Transaction Agreement.

1.4 EFFECTIVE DATE. The effective date of the Plan is the date immediately prior to the Closing of the transaction contemplated by the Transaction Agreement.

1.5 NUMBER OF SHARES.

1.5.1 Authorized Number of Shares. The number of Shares that may be issued under the Plan shall not exceed 674,083. Shares issued pursuant to the Plan will be authorized and unissued Shares which may include Shares which from time to time have been reacquired by the Company.

1.5.2 No Reuse of Shares. To the extent that (a) any Stock Option or Stock Appreciation Right expires, or is terminated, canceled or surrendered, without being exercised; (b) Shares are not issued upon exercise of any Stock Appreciation Right; (c) the underlying Shares are not issued because the Award is forfeited, terminated, surrendered or canceled; or (d) Shares are not issued pursuant to any Performance Share

Award, then Shares underlying or subject to such Stock Option, Stock Appreciation Right or Award shall revert to the Company and shall no longer be available for issuance under the Plan.

1.5.3 Adjustment of Shares. In the event that at any time or from time to time a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization of the Company, or a sale by the Company of all or part of its assets, or any distribution to shareholders other than a cash dividend, results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of Shares of the Company, then:

(i) the limitation to 674,083 Shares set forth in Section 1.5.1 of Article I;

(ii) the number and class of Shares that may be made subject to Stock Options, Stock Appreciation Rights and Awards;

(iii) the Option Price of unexercised Stock Options and Stock Appreciation Rights; and

(iv) Share values or prices used for calculation purposes

shall in each case be equitably adjusted as determined by the Committee in its sole discretion.

1.6 ADMINISTRATION

1.6.1 Administration and Interpretation by the Committee. The Plan shall be administered by the Committee. The Board shall consider in selecting members of the Committee, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Committee shall have exclusive authority to designate the employees of the Company and Subsidiaries who are eligible to participate in the Plan as Participants. The Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the administration of the Plan, including rules and regulations relating to the manner of exercise and settlement of Stock Options and Stock Appreciation Rights, issuance and custody of Restricted Stock and the manner of settlement of Performance Share Awards. The Committee’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Committee pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.

1.6.2 Delegation. The Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to a different committee or committees appointed by the Board consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. The Committee may delegate administrative duties to such of the officers of the Company as it so determines.

1.6.3 Jurisdictions Outside the United States. The Committee shall have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

ARTICLE II. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any award or grant of Shares under Article IV and any award or grant of Performance Shares under Article V.

2.2 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” or “CIC” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) Any Person, but excluding the Company and any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of directors of the Company and such ownership continues for at least a period of thirty (30) days (with the end of such period being deemed the effective date of the CIC); or

(ii) During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such period) or by prior operation of the provisions of this Section 2.4; or

(iii) There is consummated: (a) a plan of complete liquidation of the Company; or (b) a sale or disposition of all or substantially all the Company’s assets in one or a series of related transactions; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.”

2.5 “Code” means the Internal Revenue Code as amended from time to time.

2.6 “Committee” means the Human Resources Committee of the Board of Directors of the Company.

2.7 “Company” means Domtar Corporation, a Delaware corporation.

2.8 “Disability” means a medical condition in which a Participant is either entitled to total and permanent disability benefits under the Social Security Act or judged to be totally and permanently disabled by the Committee or any person or committee delegated by the Committee to make such determinations.

2.9 “Disability Retirement” means a termination that is due to Disability, but does not satisfy the conditions of an Early Retirement or Retirement, and the onset of Disability occurred on or after the date the Participant accrued 10 years of service with the Company or a Subsidiary.

2.10 “Early Retirement” means retirement on a date after an individual reaches age 55 with at least 10 years of service, but prior to the individual reaching age 65.

2.11 “Exchange Act” means the Securities Act of 1934 as amended from time to time.

2.12 “Exercise/Sell Election” means the election set forth in Section 3.1.3 of Article III.

2.13 “Fair Market Value” means the arithmetic average of the highest and lowest sales prices per Share on a day as reported on the consolidated transaction reporting system for New York Stock Exchange issues or such other source the Committee deems reliable for the day.

2.14 “Grant Date” means the grant date of the Prior Plan Award surrendered in exchange for the Award.

2.15 “Holder” means the Participant to whom is granted a Stock Option, Stock Appreciation Right or Award, or the personal representative of the Holder who has died.

2.16 “Incentive Stock Option” means an option to purchase Shares granted under Article III of the Plan with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.17 “Non-Qualified Stock Option” means an option to purchase Shares granted under Article III of the Plan other than an Incentive Stock Option.

2.18 “Option Price” means the purchase price of Shares, as prescribed by the Committee, in respect to any Stock Option or Stock Appreciation Right.

2.19 “Participant” means an individual who is a Holder of Stock Options, Stock Appreciation Rights and/or Awards.

2.20 “Performance Measures” means objective criteria specifically defined by the Committee on a Company-specific basis, business-unit basis or in comparison with peer group performance, which may include or exclude specified items of an unusual or nonrecurring nature, and are based on one or more of the following: earnings before interest and taxes, net earnings, earnings per share, return on equity, return on assets, return on capital employed, cash flow, cost reduction, stock price appreciation, total shareholder return, economic value added, cash flow return on investment, and cash value added.

2.21 “Performance Share” means a unit of value, equal on the Grant Date to the Fair Market Value of a Share on such Date or such greater value as the Committee shall prescribe, used to calculate the total value of a Performance Share Award.

2.22 “Performance Share Award” means an award granted under Article V of the Plan the payout of which is subject to achievement through a performance period of performance goals prescribed by the Committee.

2.23 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a ‘group’ as defined in Section 13(d).

2.24 “Prior Plan” has the meaning set forth in Section 1.2.

2.25 “Prior Plan Award” means an award granted to a Participant under the Prior Plan that has been surrendered by the Participant in exchange for an Award granted under this Plan pursuant to the terms of the Transaction Agreement.

2.26 “Restricted Stock Award” means an Award of Shares granted under Article IV of the Plan the rights of ownership of which are subject to restrictions prescribed by the Committee.

2.27 “Retirement” means retirement upon or after an individual reaches age 65, Early Retirement or Disability Retirement.

2.28 “Shares” means the common shares (par value $0.01 per share) of the Company.

2.29 “Stock Appreciation Right” means a right, granted under Section 3.1.2 of Article III, to surrender to the Company all or a portion of the related Stock Option, if any, and to receive an amount (in Shares or cash or any combination of Shares and cash, as the Committee shall determine) equal to the excess of the fair market value per Share, as determined in Section 3.1.2, for the date the Stock Appreciation Right is exercised over the Option Price per Share.

2.30 “Stock Option” or “Option” means the right to purchase Shares granted under Section 3.1.1 of Article III of the Plan.

2.31 “Subsidiary” means a corporation the voting share ownership of which, by the Company or another Subsidiary, is sufficient for the election of a majority of the directors of the corporation.

2.32 “Substituted Spinco Options” shall have the meaning set forth in the Transaction Agreement.

2.33 “Substituted Spinco RSUs” shall have the meaning set forth in the Transaction Agreement.

2.34 “Substituted Spinco SARs” shall have the meaning set forth in the Transaction Agreement.

2.35 “Transaction Agreement” means the Amended and Restated Transaction Agreement, dated as of January 25, 2007, among Weyerhaeuser Company, the Company,

Domtar Paper Company, LLC, Domtar Delaware Holdings Inc., Domtar Pacific Papers Inc., Domtar Pacific Papers ULC, Domtar (Canada) Paper Inc. and Domtar Inc. as the same may be amended from time to time.

2.36 “Weyerhaueser” means Weyerhaeuser Company, a Washington corporation.

2.37 “Weyerhaeuser Equity Award” shall have the meaning set forth in the Transaction Agreement.

ARTICLE III. STOCK OPTIONS; STOCK APPRECIATION RIGHTS

3.1 TYPES OF STOCK OPTIONS

3.1.1 Types of Options. The Committee is authorized to grant Stock Options to Participants either alone or wholly or partially in connection with Stock Appreciation Rights, for such number of Shares and at such Option Price, and exercisable in such installments over such periods of time and subject to such vesting provisions, as the Committee shall determine. The Committee shall designate each Option issued hereunder as an “Incentive Stock Option” or a “Non-Qualified Stock Option.” To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

3.1.2 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, either alone or wholly or partly in conjunction with Stock Options, for such numbers of Shares and at such Option Prices as the Committee shall determine. Upon exercise of a Stock Appreciation Right, the Holder shall be entitled to receive cash equivalent to the difference per Share between the fair market value and the Option Price, multiplied by the number of Shares as to which the Stock Appreciation Right is exercised; provided that for purposes of this Section 3.1.2, the fair market value per Share shall be the market price at which Shares are trading on the New York Stock Exchange as of the time the Stock Appreciation Right is exercised; and, provided further, that the Committee shall have the sole discretion to determine in any case or cases such other form in which payment will be made to the Holder, i.e. all cash, all Shares, or any combination thereof. If the Holder is to receive Shares upon exercise of a Stock Appreciation Right, the number of Shares so determined is not a whole number, such number shall be reduced to the next lower number and there shall be paid to the Holder in cash an amount equal to the product of multiplying the remaining fractional share by the fair market value, as determined pursuant to the prior sentence, of one share on the exercise date.

3.1.3 Exercise/Sell Election. Holders of Stock Options not granted in conjunction with Stock Appreciation Rights shall have, at each time of exercise of such an Option, the right to elect to exercise such Option by causing a cash payment of the Option Price to be made to the Company and simultaneously having such number of such Shares sold through a Company-designated registered broker in an open market transaction, such “exercise/sell election” to be effected in accordance with procedures and documentation established by the Secretary of the Company. The Holder of such Exercise/Sell election shall have the right to elect either to: (A) have the number of Shares to be sold approximate the number of Shares that upon sale on the exercise date would be required to yield cash proceeds equivalent to the sum of (i) the total Option Price for the Shares as to which the option is exercised and (ii) the applicable tax withholding due upon exercise of the Option; or (B) have the number of Shares sold be the number of shares as to which the option is exercised. The Holder of the Stock Option with the Exercise/Sell Election electing under (A) above shall be entitled to receive (i) the proceeds of sale of the Shares to be sold remaining after payment to the Company of the Option Price and the applicable tax withholding; and (ii) the number of Shares remaining after the sale of Shares as provided above. The Holder of the Stock Option with the Exercise/Sell Election electing under (B) above shall be entitled to receive the proceeds of the sale of the Shares to be sold remaining after payment to the Company of the Option Price and the applicable tax withholding.

3.1.4 Exercise/Hold Election. Holders of Stock Options not granted in conjunction with Stock Appreciation Rights shall have, at each time of exercise of such an Option, the right to elect to exercise such Option by causing a cash payment of the Option Price plus any applicable tax withholding due upon the exercise of the Option to be made to the Company. For purposes of determining the amount to be paid to the Company under this Section 3.1.4 for applicable tax withholding, the value of the Shares obtained upon exercise shall be deemed to be the Fair Market Value per Share on the trading day immediately prior to the exercise date.

3.2 OPTION PRICE. The Option Price of the Shares subject to any Stock Option or Stock Appreciation Right shall be determined by the Committee, as provided in the Transaction Agreements.

3.3 VESTING; EXERCISE UPON TERMINATION OF EMPLOYMENT

3.3.1 Initial Vesting Period. Each Stock Option and Stock Appreciation Right shall become initially exercisable after such period as may be determined by the Committee.

3.3.2 Term of Options and Stock Appreciation Rights. Except as otherwise provided in this Article 3, each Stock Option and Stock Appreciation Right shall by its terms expire at such time as the Committee may determine in granting it, but not later than ten years from the date the Option or Right is granted.

3.3.3 Exercise by Personal Representative. Any Stock Option or Stock Appreciation Right exercisable at the time of death of the Holder may be exercised by the personal representative of the Holder entitled thereto at any time or from time to time within two years after the date of death, but in no event later than ten years (or such shorter period as determined under Section 3.3.2) from the Grant Date.

3.3.4 Post-Termination Exercises. In case of termination of employment of the Holder other than by reason of death,

(i) For Awards with a Grant Date prior to 2001:

(a) if a Participant’s employment is terminated due to Retirement upon or after reaching age 65, such Participant’s Awards shall vest immediately upon Retirement and remain exercisable for three years after the date of Retirement, at which time such Awards shall terminate and be canceled;

(b) if a Participant’s employment is terminated due to Early Retirement or job elimination, such Participant’s Awards shall remain outstanding and continue to vest for three years after the date of such Termination of Employment, at which time such Awards shall terminate and be canceled; and

(c) if a Participant’s employment is terminated for any other reason, such Participant’s vested Awards shall remain exercisable for three months after the date of Termination of Employment, at which time such Awards shall terminate and be canceled, and such Participant’s unvested Awards shall immediately terminate and be canceled upon the Termination of Employment.

(ii) For Awards with a Grant Date in 2001 or 2002:

(a) if a Participant’s employment is terminated due to Retirement upon or after reaching age 65, such Participant’s Awards shall vest immediately upon Retirement and remain exercisable for the remainder of the term of the Award, at which time such Awards shall terminate and be canceled;

(b) if a Participant’s employment is terminated due to Early Retirement, such Participant’s Awards shall remain outstanding and continue to vest for five years after the date of such Early Retirement, at which time such Awards shall terminate and be canceled;

(c) if a Participant’s employment is terminated due to job elimination, such Participant’s Awards shall remain outstanding and continue to vest for three years after the date of such Termination of Employment, at which time such Awards shall terminate and be canceled; and

(d) if a Participant’s employment is terminated for any other reason, such Participant’s vested Awards shall remain exercisable for three months after the date of Termination of Employment, at which time such Awards shall terminate and be canceled, and such Participant’s unvested Awards shall immediately terminate and be canceled upon the Termination of Employment.

(iii) For Awards with a Grant Date in 2003 or 2004:

(a) if a Participant’s employment is terminated due to Retirement upon or after reaching age 65, such Participant’s Awards shall vest immediately upon Retirement and remain exercisable for the remainder of the term of the Award, at which time such Awards shall terminate and be canceled;

(b) if a Participant’s employment is terminated due to Early Retirement or Disability Retirement, such Participant’s Awards shall remain outstanding and continue to vest for five years after the date of such Termination of Employment, at which time such Awards shall terminate and be canceled;

(c) if a Participant’s employment is terminated due to job elimination or Disability, such Participant’s Awards shall remain outstanding and continue to vest for three years after the date of such Termination of Employment, at which time such Awards shall terminate and be canceled; and

(d) if a Participant’s employment is terminated for any other reason, such Participant’s vested Awards shall remain exercisable for three months after the date of Termination of Employment, at which time such Awards shall terminate and be canceled, and such Participant’s unvested Awards shall immediately terminate and be canceled upon the Termination of Employment.

Neither transfer of employment between or among the Company and Subsidiaries, or a leave of absence approved in accordance with Company procedures, shall be considered termination of employment. Notwithstanding anything in this Section 3.3 to the contrary, no Award shall remain outstanding beyond the normal expiration date of such Award.

3.4 PAYMENT FOR SHARES

3.4.1 Form of Payment. Upon exercise of a Stock Option not involving exercise of a related Stock Appreciation Right, in whole or in part, the Option Price for Shares to which the exercise relates shall be paid in cash (including payment in accordance with Section 3.1.3 and 3.1.4) or, unless otherwise designated by the Committee at the time the Stock Option is granted, paid for with Shares already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) in the manner designated by the Secretary of the Company, valued at their Fair Market Value on the trading day immediately preceding the exercise date. Such payment may be made by tendering by attestation Shares already owned by the Holder that on the day immediately prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the Shares being purchased under the Option. No Shares shall be issued until such payment in full of cash or previously owned Shares has been made. The Holder shall have none of the rights of a shareholder with respect to Shares subject to a Stock Option or Stock Appreciation Right unless and until the Shares are issued to the Holder.

ARTICLE IV. STOCK AWARDS

4.1 COMMITTEE AUTHORITY. The Committee is authorized to make awards of Shares of the Company subject to Performance Measures established by the Committee, in writing, no later than the first 90 days of the period in which the Performance Measure shall apply. Performance periods shall not be shorter than one year from the Grant Date. Other terms, conditions and restrictions of such awards shall be set forth in an agreement or agreements between the Company and the recipient of the Award. The terms, conditions and restrictions which the Committee shall have the power to determine shall include the manner in which Shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock Share Awards and Shares subject to Restricted Stock Awards shall occur by reason of termination of employment of the Holder.

4.2 ISSUANCE OF SHARES. Upon the satisfaction of the terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Holder’s release from the terms, conditions and restrictions of a Restricted Stock Award, as determined by the Committee, the Company shall deliver, as soon as practicable, to the Holder, or in the case of the Holder’s death, to the personal representative of the Holder or as the appropriate court directs, a stock certificate for the appropriate number of Shares.

4.3 WAIVER OF RESTRICTIONS. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions of any Stock Award under circumstances (including the death, Disability, Retirement or Early Retirement of the Holder, or material change in the Holder’s circumstances arising after the date of the Award), and subject to such terms and conditions (including forfeiture of the Shares) as the Committee shall deem appropriate.

ARTICLE V. PERFORMANCE SHARE AWARDS

5.1 PERFORMANCE SHARE AWARDS AUTHORITY. The Committee is authorized to grant Performance Share Awards to Participants using Performance Measures established by the Committee, in writing, no later than the first 90 days of the period in which the Performance Measure shall apply. In addition, the Committee is authorized to determine: (a) the length of performance periods except that no performance period may be shorter than one year from the Grant Date, (b) the amount and frequency of grants of Performance Share Awards, both independently and in relation to grants of Stock Options and other Awards, and (c) the form of payment of Awards, which may be in cash, shares, Options, Rights or Awards or any combination of cash, Shares, Options, Rights and Awards. The Committee may not adjust performance goals and performance periods established for any Award if such adjustment would increase the amount of the Award.

5.2 PAYOUT UPON TERMINATION. In the event a Holder’s employment by the Company or a Subsidiary terminates during the performance period of a Performance Share Award, payout shall be as follows:

(a) If the termination of employment is the result of discharge for cause or resignation, or Early Retirement prior to age 62 at the request of the Holder, the Award shall be forfeited in full.

(b) If the termination is the result of Retirement, death, Disability, position elimination, or Early Retirement at the request of the Company, payout shall be made at the end of the applicable performance period and prorated for service during the performance period.

ARTICLE VI. GENERAL

6.1 AMENDMENT AND TERMINATION OF PLAN. The Board or the Committee may from time to time discontinue or terminate the Plan and may from time to time amend, modify, or otherwise alter the Plan or any provision thereof without shareholder approval, except as may be required to comply with the federal securities laws, the listing requirements of a national securities exchange or the Internal Revenue Code; provided, however, that no amendment may be made without shareholder approval if such amendment would decrease the Option Price set by the Committee upon grant of the Option, except for adjustments made pursuant to Section 1.5.3. No amendment or discontinuance of the Plan shall, without the written consent of the Holder adversely affect the Holder’s Stock Option, Stock Appreciation Right or Award.

6.2 CONTINUED EMPLOYMENT; RIGHTS IN OPTIONS AND AWARDS. Neither the Plan, participation in the Plan as a Participant, or any action of the Committee taken under the Plan shall be construed as giving any Participant or employee of the Company or a Subsidiary any right to be retained in the employ of the Company or a Subsidiary or limit the right of the Company or a Subsidiary to terminate the employment of the Participant or employee. In addition, neither the Plan, participation in the Plan as a Participant, or any action of the Committee taken under the Plan shall be construed as giving the Participant or employee of the Company or a Subsidiary any right to continued rights to options or awards under the plan.

6.3 OTHER COMPENSATION PLANS. Neither the adoption of the Plan nor anything contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing other or additional compensation arrangements, or discontinuing or terminating such arrangements, and such other arrangements may be either generally applicable or applicable only in specific cases.

6.4 CERTIFICATES FOR SHARES; REGISTRATION. The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, or register or qualify under state securities laws, any Shares, security or interest in a security paid or issued under, or created by the Plan. The Company may issue certificates for Shares with such legends and subject to such restrictions on transfer and stop transfer instructions as counsel for the Company deem necessary or desirable for compliance by the Company with federal and state securities laws.

6.5 NO RIGHTS AS SHAREHOLDER. No Stock Option, Stock Appreciation Right or Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are the subject of the Option, Right or Award, free of all applicable restrictions.

6.6 NO ASSIGNMENT OR TRANSFER OF INTERESTS. No Stock Option, Stock Appreciation Right or Award shall be assignable or otherwise transferable by the Holder except as provided for herein in the case of death of the Holder. If a Holder makes an assignment or transfer in violation of this Section 6.6, any obligation of the Company with respect to such Option, Right or Award shall thereupon terminate.

6.7 COMPLIANCE WITH LAWS AND REGULATIONS. In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

6.8 WITHHOLDING OF TAXES. The Company may require the Holder to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Stock Option, Stock Appreciation Right or Award. In such instances, the Committee may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash or by electing to have the Company withhold Shares, or to transfer Shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

6.9 NO TRUST OR FUND. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

6.10 GOVERNING LAW. The Plan and all interpretations of its provisions shall be governed by the laws of the State of Washington and applicable Federal laws.

6.11 SEVERABILITY. If any provision of the Plan or any Stock Option, Stock Appreciation Right or Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option, Right or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, Right or Award, such provision shall be stricken as to such jurisdiction, person or Option, Right or Award, and the remainder of the Plan and any such Option, Right or award shall remain in full force and effect.

ARTICLE VII. CHANGE IN CONTROL

7.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under the applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i) Any and all Options and Stock Appreciation Rights shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(ii) Any restriction periods and restrictions imposed on Restricted Stock Awards which are not performance-based shall lapse;

(iii) The target payout opportunities attainable under all outstanding Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period which has elapsed prior to the Change in Control; provided, however, that there shall not be an accelerated cash payout with respect to Awards which qualify as “derivative securities” under Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control.

7.2 TERMINATION, AMENDMENT, AND MODIFICATION OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 6.1 hereof) or any award agreement provision, the provisions of this Article 7 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee, may terminate, amend, or modify this Article 7 at any time and from time to time prior to the date of a Change in Control.

7.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting.